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                                                                   EXHIBIT 10.4

                          EMPLOYEE BENEFITS AGREEMENT

     This EMPLOYEE BENEFITS AGREEMENT (the "Employee Benefits Agreement"), dated as of June ___, 1997, is between Waban Inc., a Delaware Corporation ("Waban"), and BJI Wholesale Club, Inc., a Delaware Corporation and, as of the date hereof, a wholly owned subsidiary of Waban ("BJI").

     WHEREAS, Waban and BJI have entered into a Separation and Distribution Agreement (the "Distribution Agreement") which contemplates the separation of Waban's "BJ's Wholesale Club" and "HomeBase" businesses into two distinct companies by transferring the BJ's Wholesale Club business to BJI (the "Separation") and, then, distributing all of the outstanding shares of BJI Common Stock on a pro rata basis to the holders of Waban Common Stock (the "Distribution"); and

     WHEREAS, the Distribution Agreement contemplates the execution and delivery of this Employee Benefits Agreement, the purpose of which is to set forth certain matters regarding the treatment of employee benefit plans as a result of, and in connection with, the Separation and the Distribution.

     NOW, THEREFORE, in consideration of the mutual agreement, provisions and covenants contained in this Employee Benefits Agreement, the parties hereby agree as follows:

                                   ARTICLE 1

                                  Definitions
                                  -----------

     As used in this Employee Benefits Agreement, terms shall have the meaning set forth in the Distribution Agreement, unless otherwise expressly provided herein. In addition, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural form of the terms defined):

     BJI Employee:  The term "BJI Employee" shall mean (a) any individual who,
     ------------
on or immediately prior to the Distribution Date, is employed by Waban or any Waban Subsidiary or is on a leave of absence approved by Waban or any Waban Subsidiary and who, immediately after the Distribution Date, is employed by BJI or any BJI Subsidiary or who is continuing on a leave of absence approved by BJI or any BJI Subsidiary, and (b) any individual whose employment is transferred from Waban or any Waban Subsidiary to BJI or any BJI Subsidiary within three months after the Distribution Date.

     BJI Common Stock Value:  The average of the closing prices of BJI Common
     ----------------------
Stock on the New York Stock Exchange during the ten trading days immediately following the Distribution Date.
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     Former BJI Employee:  Any individual who was an employee of the BJ's
     -------------------
Wholesale Club division of Waban but terminated such employment prior to the Distribution Date.

     Stock Value Ratio:  The number determined by dividing the Waban Common
     -----------------
Stock Value by the BJI Common Stock Value.

     Transfer Date:  The term "Transfer Date" means, (i) with respect to any BJI
     -------------
Employee described in clause (a) of the definition of BJI Employee, the Distribution Date, and (ii) with respect to any BJI Employee described in clause
(b) of the definition of BJI Employee, the date on which such BJI Employee's employment is transferred from Waban or any Waban Subsidiary to BJI or any BJI Subsidiary.

     Waban Common Stock Value:  The average of the closing prices of Waban
     ------------------------
Common Stock on the New York Stock Exchange during the ten trading days immediately preceding the Distribution Date.


                                   ARTICLE 2

                          CERTAIN BENEFIT PLAN MATTERS

     2.1   Certain BJI Plans; Assumptions of Obligations by BJI.  Except as
           ----------------------------------------------------
provided in Section 2.5, BJI hereby agrees to establish as of the Distribution Date employee benefit plans (the "BJI Plans") having substantially the same terms and provisions as the employee benefit plans currently maintained by Waban which are listed on Schedule 2.1 hereto (the "Waban Plans"). Except for Liabilities arising under such Waban Plans with respect to each BJI Employee or Former BJI Employee for the period ending on (a) the BJI Employee's Transfer Date or (b) Former BJI Employee's termination of employment with Waban (the "Termination Date") which are assumed or retained by Waban pursuant to this
Article 2, BJI hereby agrees to assume or retain under the applicable BJI Plan with respect to each BJI Employee or Former BJI Employee all Liabilities under the corresponding Waban Plan accrued for the period ending on (a) the BJI Employee's Transfer Date, and (b) the Former BJI Employee's Termination Date. BJI acknowledges and agrees that Waban is making no representations or warranties hereunder or otherwise that the costs to BJI of providing benefits under the BJI Plans (including without limitation costs consisting of premiums and other charges to third party service providers) will be the same as the corresponding costs heretofore incurred by Waban. Nothing in this Employee Benefits Agreement shall be construed to prevent BJI from altering or discontinuing any BJI Plans established by it pursuant to this Section 2.

     2.2   Certain Payments by Waban.  Waban hereby agrees to pay all insurance
           -------------------------
premiums or similar plan payments attributable to each participant who will become

                                      -2-
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a BJI Employee for the period ending on such participant's Transfer Date (or the end of the month thereafter if insurance premiums or third party administration deposits are paid on a monthly basis) under each Waban Plan listed on Schedule
2.2 hereto.

     2.3   Certain Medical Claims.  Waban hereby agrees to retain all medical
           ----------------------
costs, including insurance premiums or the payment and reimbursement of claims, of each BJI Employee and his or her covered dependents for claims which are submitted on or prior to the BJI Employee's Transfer Date with respect to expenses for medical services rendered to such persons during the period ending on such Transfer Date.

     2.4   Employees on Certain Leave.  If any individual who becomes a BJI
           --------------------------
Employee is on a leave of absence approved by Waban or any Waban Subsidiary on his or her Transfer Date, and continues on a leave approved by BJI or any BJI Subsidiary after the Transfer Date, then such leave shall continue under BJI's leave policies and BJI shall assume any liability for any benefits provided by Waban prior to the Transfer Date or any benefits required to be provided by law; provided that the maximum amount and duration of such benefits as well as the duration of the leave shall not exceed such limits under the applicable Waban policy.

     2.5   Retirement Plan.  The Waban Retirement Plan (the "Retirement Plan")
           ----------------
was frozen in 1992. Waban intends to terminate the Retirement Plan in the 1997 fiscal year. Benefits accrued by BJI Employees while they were employees of Waban will be distributed in accordance with the terms of the Retirement Plan (including any provisions applicable to the intended termination) and consistent with applicable law. BJI will not assume the Retirement Plan nor any liabilities thereunder; provided that if the Plan Administrator of the Retirement Plan initiates a standard termination of the Retirement Plan under
Section 4041 of the Employee Retirement Income Security Act of 1974, as amended, during fiscal year 1997 and no amendments to the Retirement Plan are made which would increase the present value of the accrued benefits, then BJI will pay to Waban 75% of any amount contributed or to be contributed to the Retirement Plan after the Distribution Date by Waban, net of the income tax benefit to Waban of such contribution, in order for the Retirement Plan to pay all accrued benefits.

     2.6   Savings Plan.  Pursuant to Section 2.1 hereof, BJI will establish one
           ------------
or more savings plans for BJI Employees (the "BJI Savings Plan"), effective immediately after the Distribution Date, with terms and provisions similar to those of the Waban 401(k) Savings Plan for Hourly Employees and the Waban 401(k) Savings Plan for Salaried Employees (the "Waban Savings Plans"). BJI will cause the BJI Savings Plan to credit, for all purposes under the BJI Savings Plan, each BJI Employee's service with Waban or any Waban Subsidiaries as if it were service with BJI.

           2.6.1. Participation. Each BJI Employee who is participating in one
                  -------------
of the Waban Savings Plans immediately prior to his or her Transfer Date shall cease to participate in such Waban Savings Plan as of such Transfer Date and shall become a

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participant in the BJI Savings Plan.  Each BJI Employee who makes salary reduction contributions to a Waban Savings Plan during the calendar quarter in which his or her Transfer Date occurs, with respect to compensation paid on or before such Transfer Date, and who continues to be employed by BJI or a BJI Subsidiary at the end of such calendar quarter, will have matching contributions made to the BJI Savings Plan as the successor to the Waban Savings Plans, by Waban, with respect to those contributions, as of the end of such calendar quarter.

           2.6.2. Transfer of Accounts. Waban will cause the Trustees of the
                  --------------------
trust established under the Waban Savings Plans (the "Waban Savings Trust") to transfer to one or more trusts established under the BJI Savings Plan (the "BJI Savings Trust"), as soon as practicable after the Transfer Date, any assets allocable to the individual accounts maintained in the Waban Savings Trust for any individual who becomes a BJI Employee on such Transfer Date other than any assets held in the subtrusts established for certain Executive Life Insurance Contracts. The Trustee of the Waban Savings Trust shall comply with any reasonable requests by the Trustee of the BJI Savings Trust concerning the manner and the timing of such transfers.

           2.6.3. Closing Agreement. To the extent that amounts held in the
                  -----------------
suspense account maintained in accordance with the terms of the Closing Agreement on Final Determination Covering Specific Matters entered into by Waban Inc. and the Trustees of the Waban Savings Trusts and the Internal Revenue Service (the "Closing Agreement") would have been distributed to BJI or allocated to accounts which have been transferred to the BJI Savings Plan in accordance with the terms of this Section 2.6 if they were still maintained in the Waban Savings Trust, then an appropriate amount agreed to by Trustees of The Waban Savings Trust and The BJI Savings Trust will be transferred to BJI or the BJI Savings Trusts and allocated thereunder, to the extent consistent with the Closing Agreement. Any loan by Waban to the Waban Savings Trusts made in accordance with the Closing Agreement shall not be affected by the Distribution and shall not be assumed, in whole or in part, by BJI.

     2.7   Executive Retirement Plan and Executive Life Insurance Policies.
           ---------------------------------------------------------------

           2.7.1. Executive Retirement Plan.  BJI will establish an Executive
                  -------------------------
Retirement Plan (the "BJI Executive Retirement Plan") with substantially the same terms and provisions as the Waban Inc. Executive Retirement Plan (the "Waban Executive Retirement Plan"). Waban hereby agrees to transfer to BJI, as of the Distribution Date, by executing instruments and taking such other action as BJI may reasonably require, any interest Waban has in the investment or insurance contracts or other arrangements used to provide benefits to BJI Employees participating under the Waban Executive Retirement Plan, and which are listed on Schedule 2.7A.

           2.7.2. Executive Life Insurance.  Waban hereby agrees to transfer to
                  ------------------------
BJI as of the Distribution Date, by executing any instruments and taking such other

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action BJI may reasonably require, the life insurance policies listed on
Schedule 2.7B, hereto.

     2.8   Incentive Plans.
           ---------------

           2.8.1. Replacement Stock Incentive Plan.
                  --------------------------------

                  (a)  Replacement Options.
                       -------------------

                            (i)   General. BJI has adopted the BJ's Wholesale
                                  -------
Club, Inc. 1997 Replacement Stock Incentive Plan ("BJI Replacement Stock Plan") pursuant to which BJI will grant to officers and key employees on or after the Distribution Date options to purchase BJI Common Stock (the "BJI Replacement Options") which have substantially the same terms and provisions as outstanding Waban options granted under the Waban Inc. 1989 Stock Incentive Plan (the "Waban Stock Plan"), to the extent then unexercised, (the "Waban Option") which are surrendered by BJI Employees (the "Surrendered Waban Options").

                            (ii) For BJI Employees Who Will Not Be HomeBase
                                 ------------------------------------------
Employees. Each BJI Replacement Option shall provide for the
---------
purchase of a number of shares of BJI Common Stock equal to (a) the number of shares of Waban Common Stock subject to the Surrendered Waban Option it replaces multiplied by (b) the Stock Value Ratio, and then rounding down to the nearest whole share. The per share exercise price of each BJI Replacement Option will equal (a) the per share exercise price of the Surrendered Waban Option it replaces divided by (b) the Stock Value Ratio; provided that the price per share of each BJI Replacement Option will be rounded up to the next higher cent.

                            (iii) For BJI Employees Will Also Be HomeBase
                                  ---------------------------------------
Employees. Each Waban Option which is held by a person who is an
---------
employee of both BJI and HomeBase after the Distribution, will be treated as follows: (i) a new option to purchase BJI Common Stock will be granted under the BJI Replacement Stock Plan for the same aggregate number of shares covered by the applicable Waban Option ("New BJI Option"), with an exercise price equal to
(a) the exercise price of the applicable Waban Option divided by (b) the Stock Value Ratio, and (ii) the applicable Waban Option will remain outstanding for the purchase of the same number of shares but the exercise price of such Waban Option will equal (a) the exercise price of such Waban Option, minus (b) the exercise price of the New BJI Option granted with respect to such Waban Option.

                  (b)   Restricted Stock.
                        ----------------

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                            (i)   General. Holders of restricted Waban Common
                                  -------
Stock granted under the Waban Stock Plan ("Restricted Waban Common Stock") will receive the same dividends as those paid to holders of unrestricted shares, including shares of BJI Common Stock to be issued in the Distribution. Shares of BJI Common Stock received by such holders of Restricted Waban Common Stock will be subject to the same restrictions and vesting schedule as the Restricted Waban Common Stock on account of which the special dividend was made.

                            (ii)  For BJI Employees Who Will Not Be HomeBase
                                  ------------------------------------------
Employees. After the Distribution, on the Transfer Date of each BJI Employee
---------
who is a holder of Restricted Waban Common Stock, the Restricted Waban Common Stock and the BJI Common Stock received in the Distribution will be forfeited to Waban. A replacement award of BJI Common Stock subject to the same restrictions and vesting schedule as the forfeited shares will be made to such BJI Employee under the BJI Replacement Stock Plan. The number of shares of restricted BJI Common Stock awarded will equal (a) the number of shares of Restricted Waban Common Stock forfeited multiplied by (b) the Stock Value Ratio (with any fractional interest of 0.5 or more to be rounded up and any fractional interest of less than 0.5 to be rounded down to the nearest whole number).

                            (iii) For BJI Employees Who Will Also Be HomeBase
                                  -------------------------------------------
Employees. After the Distribution, any holders of Restricted Waban Common Stock
---------
who are employees of both BJI and HomeBase will be treated as follows: (a) their shares of Restricted Waban Common Stock will continue to be subject to the same restrictions and vesting schedule as they were prior to the Distribution and
(b) the shares of BJI Common Stock issued as a result of the Distribution will be subject to the same restrictions and vesting schedule as the shares of Restricted Waban Common Stock to which they related, provided that all
                                                     --------
references to a requirement of continued employment in connection with the BJI Common Stock shall be deemed to refer exclusively to employment by BJI or a BJI Subsidiary.

           2.8.2. 1997 Stock Incentive Plan. BJI has adopted the BJ's Wholesale
                  -------------------------
Club, Inc. 1997 Stock Incentive Plan (the "New Stock Incentive Plan") which contains substantially the same terms and conditions as the Waban Inc. 1997 Stock Incentive Plan. Under the New Stock Incentive Plan, BJI intends to grant options and other equity based awards to BJI employees, and others, who make, or are expected to make, important contributions to BJI.

           2.8.3. Cash Incentive Plans. BJI has adopted a Management Incentive
                  --------------------
Plan and a Growth Incentive Plan containing substantially the same terms and conditions as the comparable Waban Management Incentive and Growth Incentive Plans (the "WMIP" and "WGIP"). Persons who become BJI Employees on the Distribution Date and who were participants in the WMIP and/or WGIP will be granted replacement awards under the BJI Management Incentive Plan and Growth Incentive Plan on substantially the same terms as applied to their prior unmatured awards, with modifications necessary to reflect the changes resulting from the Distribution. BJI will pay all amounts due to BJI employees under the replacement awards and Waban will have no liability to such BJI Employees with respect to the awards under the WMIP and WGIP.

           2.8.4. Director Stock Option Plan.  BJI has adopted the BJ's
                  --------------------------
Wholesale Club, Inc. 1997 Director Stock Option Plan (the "BJI Director Plan") with substantially the same terms and provisions as the Waban Inc. 1995 Director Stock Option Plan (the "Waban Director Plan"). Options granted under the Waban Director Plan to persons who will become directors of BJI following the Distribution and cease to be directors of Waban will be replaced, to the extent then unexercised, and upon their surrender, with options granted under the BJI Director Plan, calculating the number and price of such replacement options in the manner set forth under Section 2.8.1(a)(ii) with respect to the replacement of Surrendered Waban Options for BJI Employees. Options granted under the Waban Director Plan to directors of BJI who continue to be directors of Waban after the Distribution Date will be retained by such directors. Directors of BJI who also continue as directors of Waban will also be granted a new option to purchase BJI Common Stock under the BJI Director Plan. The number of shares which can be purchased under such new option and the exercise price for such option, as well as the recalculated exercise price for the retained Waban options, will be determined in the manner set forth in Section 2.8.1(a)(iii) for BJI Employees who are also HomeBase Employees.


                                 ARTICLE THREE

                                 MISCELLANEOUS
                                 -------------

     3.1   Relationship of Parties. Nothing in this Agreement shall be deemed or
           -----------------------
construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

     3.2   No Third Party Beneficiaries. This Agreement is solely for the
           ----------------------------
parties hereto and their respective Subsidiaries and Affiliates and shall not be deemed to confer upon third parties any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     3.3   Governing Law. To the extent not preempted by applicable federal law,
           -------------
this Employee Benefits Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, irrespective of the choice or conflict of law rules or provisions of the Commonwealth of Massachusetts,

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as to all matters, including matters of validity, construction, effect, performance and remedies.

     3.4   Incorporation of Distribution Agreement Provisions.  The following
           --------------------------------------------------
provisions of the Distribution Agreement are hereby incorporated herein by reference and, unless otherwise expressly specified herein, such provisions shall apply as if set forth herein: Article 5 (relating to Indemnification);
Article 6 (relating to Access to Information and Service); and Article 7 (relating to Miscellaneous) other than Section 7.4 (relating to Governing Law) and Section 7.9 (relating to No Third Party Beneficiaries).

     3.5   Notices.  Any notice, request, demand, claim, or other communication
           -------
hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below, and shall be deemed duly given on the date which is three days after the date such notice, request, demand, claim, or other communication is sent:

                 to Waban:

                         Waban Inc.
                         3345 Michelson Drive
                         Irvine, California 02715
                         Attention: President

                 to BJI:

                         BJ's Wholesale Club, Inc.
                         One Mercer Road
                         Natick, Massachusetts 01760
                         Attn: President

Notwithstanding the foregoing, any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

           IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.

                                             WABAN INC.



                                             By:
                                                -------------------------------
                                                President


                                             BJ'S WHOLESALE CLUB, INC.


                                             By:
                                                -------------------------------
                                                President

                                      -9-
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                          SCHEDULE 2.1 -- WABAN PLANS



Waban Inc. 401(k) Saving Plan for Salaried Employees

Waban Inc. 401(k) Saving Plan for Hourly Employees

Waban Inc. 401(k) Master Trust

Waban Inc. Healthcare Plan

BJ's Wholesale Club Educational Assistance Plan of Waban Inc.

Waban Inc. Group Insurance Plan

Waban Inc. 1989 Stock Incentive Plan

Waban Inc. 1997 Stock Incentive Plan

Waban Inc. Management Incentive Plan

Waban Inc. Growth Incentive Plan

Waban Inc. 1995 Director Stock Option Plan

Waban Inc. Executive Retirement Plan

Waban Inc. General Deferred Compensation Plan

Waban Inc. Change of Control Severance Benefit Plan for Key Employees

Waban Inc. Change of Control Severance Benefit Plan for Key Senior Management

                          SCHEDULE 2.2 -- WABAN PLANS



Waban Inc. Healthcare Plan

Waban Inc. Group Insurance Plan